Zion Oil & Gas Newsletter

Friday, August 26, 2011

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 Dear Shareholder and/or Friend of Zion...

I would like to thank everyone who contacted us, after our last update, to express their support for Zion Oil & Gas and its mission to find Oil & Gas in Israel. Your thoughts are most welcome and are carefully read by us.

The past two weeks have been quieter than normal, as many are on vacation, including some of Zion's personnel. However, we have been setting the stage for the coming months, in order to prepare for a fresh 'offensive' on our license areas and on attaining our goal to find hydrocarbons in Israel. In the coming months, we are planning to acquire further field seismic and have been working on ways to improve the quality of that seismic data as well as other non-exploratory drilling activities.

Our geologists have been working at integrating into our geologic database the new information gained during the drilling of our recent well. Earlier this month, geologists in our exploration team attended an Advanced Mapping course in Houston. This should enable them to improve their geological work using the very latest techniques available on our computer software.

In September, Zion's Founder and Chairman of the Board, John Brown, and Victor Carrillo, Zion's Executive Vice President will visit Israel in order to meet with Israel's Oil & Gas Commissioner and, hopefully, we can also move forward with our project to establish Zion Drilling, Inc. as a subsidiary of Zion Oil & Gas, Inc.

Also in September, I will be in New York for three days, presenting at the Rodman & Renshaw Annual Global Investment Conference in New York. Victor Carrillo will also attend the conference.

Meanwhile, Bill Ottaviani, Zion's President and Chief Operating Officer is hard at work refining our exploration work schedule and development plans for the coming months.

One of the presentation slides that I intend to use at the conference in New York reads:

"The future belongs to those who prepare for it…"

and that is exactly what we are doing, right now.

The final slide of my presentation reads:

"In the past 10 years, Zion Oil & Gas has developed from a ‘start-up’

into a company quoted on NASDAQ

and a member of the Russell 3000 index.

In the next 10 years, we plan to grow the business significantly.

We believe that the best is yet to come…"

So, refreshed by a vacation, our staff and management will apply maximum effort, so that we can start drilling again within the shortest possible time period. We have a number of possibilities and will be careful to select the opportunities that present the best risk/reward for Zion Oil & Gas and, of course, our stockholders.

As I do not want to overdo the quantity of Zion's News Updates, we will move to a monthly cycle (rather than every two weeks), so the next news update to you will be at the end of September, unless there is some important news before that date.

The road to success comes through hard work, determination, and personal sacrifice.

So, now is the time for us to redouble our efforts and pray that we will be granted that which we seek and yearn for.

"In your good pleasure, make Zion prosper..."

Psalm 51:18

Thank you for your support of Zion and Shalom from Israel.

Richard Rinberg

CEO of Zion Oil & Gas, Inc.

www.zionoil.com

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, anticipated attributes of geological strata being drilled, the presence or recoverability of hydrocarbons, the sufficiency of cash reserves, the formation of a drilling subsidiary and the negotiation and execution of agreements related thereto, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Contact Information

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More information about Zion is available at www.zionoil.com or by contacting Mike Williams (dallas@zionoil.com) at:

Zion Oil & Gas, Inc.

6510 Abrams Rd., Suite 300,

Dallas, TX 75231.

tel: 1-214-221-4610 or 1-888-891-9466